UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2007

INTERLINK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21858	77-0056625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

546 Flynn Road, Camarillo, California	93012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 484-8855

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The undersigned Registrant hereby amends the following items, financial statements, exhibits, or other portions of its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission (the “SEC”) on September 4, 2007 as set forth below:

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On August 31, 2007, Interlink Electronics, Inc. (the “Company”) completed the sale of the Company’s OEM Remotes and Branded Products business segments for an aggregate cash purchase price of $11,500,000, subject to certain post-closing price adjustments. The sale of assets was completed pursuant to that certain Asset Purchase Agreement dated August 15, 2007 with SMK Electronics Corporation, USA (“SMK”) and SMK – Link Electronics Corporation, a wholly-owned subsidiary of SMK (the “Subsidiary”). In connection with the sale, the Company incurred approximately $755,000 of investment banking fees, approximately $115,000 of legal fees and approximately $25,000 of miscellaneous costs. A copy of the Asset Purchase Agreement was filed, as Exhibit 2.1 to the Company’s Current Report on Form 8-K, with the Securities and Exchange Commission on August 16, 2007.

ITEM 2.05.	COSTS ASSOCIATED WITH EXIT OF DISPOSAL ACTIVITIES.

Item 2.01 is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(b)	Pro Forma Financial Information.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2006 and the six months ended June 30, 2007 and unaudited pro forma consolidated balance sheet as of June 30, 2007 contained in Amendment No. 1 to the Company’s registration statement on Form S-1 filed with the SEC on October 31, 2007 are incorporated by reference herein. These pro forma statements give effect to changes in the Company’s financial position and operating results directly attributable to the sale of its OEM Remotes and Branded Products business segments as discontinued operations and the Company believes the provision of these unaudited pro forma consolidated financial statements to be in compliance with the requirements of Article 11 of Regulation S-X.

(d)	Exhibits.

99.1	Press Release dated August 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2007.

INTERLINK ELECTRONICS, INC.

By	/s/ CHARLES C. BEST
Charles C. Best Chief Financial Officer